Exhibit 5.1

525 South Tryon Street

Charlotte, North Carolina 28202

September 30, 2025

Board of Directors

Duke Energy Corporation

525 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

I am employed by Duke Energy Business Services LLC, the service company subsidiary of Duke Energy Corporation, a Delaware corporation (the “Company”). I am a member in good standing of the North Carolina State Bar.

I have advised the Company in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement) on September 30, 2025. The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of certain variable denomination floating rate demand notes of the Company (the “Securities”). The Securities will be issued pursuant to the Indenture, dated as of April 4, 2011, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”).

For this purpose, I have examined such Company records and other documents, and have made such investigations of law, as I have considered necessary or appropriate for the purposes of this opinion. In rendering the opinions below with respect to matters of New York law, I have relied on the opinion of Hunton Andrews Kurth LLP, counsel to the Company, attached hereto as Annex I.

Based upon the foregoing, I am of the opinion that the issuance of the Securities has been duly authorized by the Company and that when the Securities have been duly issued and delivered in accordance with the Indenture and sold as described in the Registration Statement, any amendment thereto and the prospectus included in the Registration Statement and any free-writing prospectus filed with the Securities and Exchange Commission after the effectiveness of the Registration Statement, the Securities will be legal, valid, and binding obligations of the Company, entitled to the benefits of the Indenture.

My opinion that the Securities are legal, valid, and binding obligations of the Company is qualified as to limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally, and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption “Validity of Notes” in the prospectus forming a part of the Registration Statement. In giving such consent, I do not thereby concede that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Elizabeth H. Jones
Elizabeth H. Jones

Annex I

Hunton Andrews Kurth LLP File No: 034085.272

September 30, 2025

Elizabeth H. Jones

Duke Energy Business Services LLC

525 South Tryon Street

Charlotte, North Carolina 28202-1803

RE: DUKE ENERGY CORPORATION

Registration Statement on Form S-3

Ms. Jones:

We have acted as counsel to Duke Energy Corporation, a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission on September 30, 2025. The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of certain variable denomination floating rate demand notes of the Company (the “Securities”). The Securities will be issued pursuant to the Indenture, dated as of April 4, 2011, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”).

In rendering the opinions set forth below, we have examined the Registration Statement, the Indenture, and such other documents as we have deemed necessary for purposes of this opinion letter. In such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisite to the effectiveness thereof.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(i)	the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(ii)	we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when the terms of the Securities have been established in accordance with the Indenture and approved and authorized (including any necessary regulatory approvals) and when the Securities have been duly executed by the Company and authenticated as provided in the Indenture and duly paid for and delivered pursuant to a sale in the manner described in the Registration Statement relating to the Securities filed under the Securities Act, including the prospectus, any prospectus supplement and any free writing prospectus relating to the Securities, the Securities will be legal, valid, and binding obligations of the Company, entitled to the benefits of the Indenture.

We do not express any opinion concerning any law other than the law of the State of New York.

This opinion letter is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion letter as an annex to such opinion. In giving our consent to your attaching this opinion letter to the opinion being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton Andrews Kurth LLP